POWER OF ATTORNEY


STATE OF South Carolina

COUNTY OF Charleston


The undersigned director, officer,
and/or shareholder of Vulcan Materials
Company, a New Jersey corporation, hereby nominates, constitutes and appoints Michael
R. Mills, C. Samuel Todd, and Elizabeth H.
Townsend, or any of them, the true and
lawful attorneys of the undersigned, to
prepare, based on information provided by the undersigned, and sign the name of the undersigned to (1) any Form 3 required to be filed with the Securities and Exchange
Commission (the "SEC") under the Securities and Exchange Act of 1934, as amended (the
"Exchange Act"), for and on behalf of the undersigned and any and all amendments to said report; (2) any Form 4 required to be filed with the SEC under the Exchange Act, for and on behalf of the undersigned and any and all amendments to said reports; and (3) any Form 5 to be filed with the SEC under the Exchange Act, for and on behalf of the undersigned and any and all amendments to said reports.

The undersigned hereby grants to said
attorneys full power of substitution,
re-substitution, and revocation, all as
fully as the undersigned could do if
personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

This Power of Attorney shall be effective for so long as the undersigned remains subject to the provisions of Section 16 of the Exchange Act, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys.

IN WITNESS WHEREOF, the undersigned has
executed this Power of Attorney this 16th day of July, 2019.




/s/ D. Michael Wilson
D. Michael Wilson